Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

June 20, 2013

O’Reilly Automotive, Inc.

233 South Patterson

Springfield, Missouri 65802

Re:	O’Reilly Automotive, Inc.
Registration Statement on Form S-3 (File No. 333-189374)

Ladies and Gentlemen:

We have acted as special counsel to O’Reilly Automotive, Inc., a Missouri corporation (the “Company”), in connection with the public offering of $300,000,000 aggregate principal amount of the Company’s 3.850% Senior Notes due 2023 (the “Notes”), including the guarantees thereof (the “Guarantees”) by subsidiaries of the Company, including guarantees of the Notes by the subsidiaries of the Company incorporated or formed pursuant to the laws of the State of Delaware and listed on Schedule I hereto (the “Delaware Guarantors”) and the subsidiaries of the Company listed on Schedule II hereto (the “Non-Delaware Guarantors” and, together with the Delaware Guarantors, the “Guarantors”), which will be issued under the Indenture, dated as of June 20, 2013 (the “Indenture”), among the Company, the Guarantors and UMB Bank, N.A., as trustee (the “Trustee”). The Notes and the Guarantees are collectively referred to herein as the “Securities.” This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the registration statement on Form S-3 (File No. 333-189374) of the Company relating to the Securities filed with the Securities and Exchange Commission (the “Commission”) on June 17, 2013 under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(b) an executed copy of the Indenture, including Article Ten thereof containing the guaranty obligations of the Guarantors;

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June 20, 2013

(c) an executed copy of the Underwriting Agreement, dated June 17, 2013 (the “Underwriting Agreement”), among the Company, the Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters;

(d) the global certificate evidencing the Notes (the “Note Certificate”) included in the Indenture;

(e) an executed copy of a certificate for each of the Delaware Guarantors of Tricia Headley, Secretary of each of the Delaware Guarantors, dated the date hereof (collectively, the “Secretaries’ Certificates”);

(f) copies of the certificates of incorporation or formation, as applicable, of each of the Delaware Guarantors, each as certified by the Secretary of State of the State of Delaware as of June 6, 2013, and certified pursuant to the Secretaries’ Certificates, as applicable;

(g) copies of the bylaws or operating agreements, as applicable, as amended and in effect as of the date hereof, of each of the Delaware Guarantors, each certified pursuant to the Secretaries’ Certificates, as applicable; and

(h) copies of certain resolutions of the board of directors or the sole member, as applicable, of each of the Delaware Guarantors, adopted by unanimous written consent on June 14, 2013, each certified pursuant to the Secretaries’ Certificates, as applicable.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, the Guarantors and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, the Guarantors and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York, (ii) the General Corporation Law of the State of Delaware (the “DGCL”) and (iii) the Delaware Limited Liability Company Act (the “DLLCA”) (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion as to the effect of any law (other than Opined on Law) on the opinions stated herein. Insofar as the opinions expressed herein relate to matters governed by laws other than Opined on Law, we have

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June 20, 2013

assumed, without having made any independent investigation, that such laws do not affect the opinions set forth herein. The Securities may be issued from time to time on a delayed or continuous basis, and the opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

To the extent that the opinions expressed herein related to matters governed by (i) the laws of the State of Missouri, we have relied, without independent verification or investigation of any kind, on the opinion of Husch Blackwell LLP, special Missouri counsel to the Company and the Missouri Guarantors referenced therein, dated as of the date hereof, which is being filed as Exhibit 5.2 to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement (the “Missouri Opinion”), and (ii) the laws of the State of Arizona, we have relied, without independent verification or investigation of any kind, on the opinion of Lewis and Roca LLP, special Arizona counsel to CSK Auto, Inc., dated as of the date hereof, which is being filed as Exhibit 5.3 to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement (the “Arizona Opinion”), and, in each case, the opinions set forth below are subject to the respective assumptions and qualifications contained in the Missouri Opinion and the Arizona Opinion.

The Indenture and the Note Certificate are referred to herein together as the “Transaction Agreements.”

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1. The Guarantees by the Delaware Guarantors (other than OC Holding Company, LLC, a Delaware limited liability company (“OC Holding”)) have been duly authorized by all requisite corporate action on the part of such Delaware Guarantors under the DGCL, and the Guarantee by OC Holding has been duly authorized by all requisite limited liability company action on the part of OC Holding under the DLLCA.

2. When the Note Certificate is duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Note Certificate will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York.

3. When the Note Certificate is issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, each of the Guarantees will constitute the valid and binding obligation of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms under the laws of the State of New York.

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June 20, 2013

The opinions stated herein are subject to the following qualifications:

(a) the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) except to the extent expressly stated in the opinions contained herein, we do not express any opinion with respect to the effect on the opinions stated herein of (i) the compliance or non-compliance of any party to any of the Transaction Agreements with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any party to any of the Transaction Agreements;

(c) except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(d) we do not express any opinion with respect to the enforceability of Section 10.01 of the Indenture to the extent that such section provides that the obligations of the Guarantors are unconditional irrespective of the validity and enforceability of the Indenture or the Notes or the effect thereof on the opinions herein stated;

(e) we do not express any opinion with respect to the enforceability of the provisions contained in Section 10.02 of the Indenture to the extent that such provisions limit the obligations of the Guarantors under the Indenture and the Guarantees;

(f) we have assumed that the Trustee’s certificate of authentication of the Note Certificate will have been manually signed by one of the Trustee’s authorized officers and that the Note Certificate conforms to the specimen thereof examined by us; and

(g) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality.

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June 20, 2013

In addition, in rendering the foregoing opinions we have assumed that:

(a) each of the Company and the Guarantors has complied and will comply with all aspects of the laws of the jurisdiction of its organization or formation, as applicable, in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Agreements to which it is a party;

(b) none of (x) the authorization, execution or delivery by O’Reilly Automotive Stores, Inc., a Missouri corporation (“O’Reilly Automotive Stores”), or Ozark Services, Inc., a Missouri corporation (“Ozark Services”), in its respective capacity as the sole member of OC Holding or Ozark Purchasing, LLC, a Missouri limited liability company (“Ozark Purchasing” and, together with OC Holding, the “LLC Guarantors”), respectively, on behalf of OC Holding or Ozark Purchasing, respectively, of the Transaction Agreements to which OC Holding or Ozark Purchasing, respectively, is a party, (y) the authorization, execution or delivery by each of the Company or the Guarantors (other than the LLC Guarantors) of the Transaction Agreements to which the Company or such Guarantors, respectively, is a party, or (z) the performance by the Company or the Guarantors of their respective obligations under the Transaction Agreements to which the Company or the Guarantors, respectively, is a party: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or any of the Guarantors or their respective property is subject, except that we do not make this assumption with respect to any lease, indenture, instrument or other agreement which has been identified to us by the Company as being material to it and which are listed as exhibits in Part II of the Registration Statement, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or any of the Guarantors or their respective properties is subject, or (iii) violates or will violate any law, rule or regulation to which the Company or any of the Guarantors or their respective property is subject; and

(c) none of (x) the authorization, execution or delivery by O’Reilly Automotive Stores or Ozark Services, in its respective capacity as the sole member of OC Holding or Ozark Purchasing, respectively, on behalf of OC Holding or Ozark Purchasing, respectively, of the Transaction Agreements to which OC Holding or Ozark Purchasing, respectively, is a party, (y) the authorization, execution or delivery by the Company or the Guarantors (other than the LLC Guarantors) of the Transaction Agreements to which the Company or such Guarantors, respectively, is a party, or (z) the performance by the Company or the Guarantors of their respective obligations under the Transaction Agreements to which the Company or the Guarantors, respectively, is a party requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

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June 20, 2013

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

SCHEDULE I

DELAWARE GUARANTORS

CSK Auto Corporation, a Delaware corporation

CSKAUTO.com, Inc., a Delaware corporation

OC Holding Company, LLC, a Delaware limited liability company

SCHEDULE II

NON-DELAWARE GUARANTORS

O’Reilly Automotive Stores, Inc., a Missouri corporation

Ozark Automotive Distributors, Inc., a Missouri corporation

Greene County Realty Co., a Missouri corporation

O’Reilly II Aviation Corporation, a Missouri corporation

Ozark Services, Inc., a Missouri corporation

Ozark Purchasing, LLC, a Missouri limited liability company

CSK Auto, Inc., an Arizona corporation